EXHIBIT 4.1

                              (English translation)

                              AGREEMENT CONCERNING
                   ALLOCATION OF THE STOCK ACQUISITION RIGHTS
                               OF SONY CORPORATION
                            FOR THE FISCAL YEAR 2003


        SONY CORPORATION (hereinafter referred to as the "Corporation") and ___________________ (hereinafter referred to as the "Qualified Person") enter into this Agreement as follows in connection with allocation of the stock acquisition rights (hereinafter referred to as the "Stock Acquisition Rights") to be issued by the Corporation pursuant to the provisions of the terms and conditions of the Stock Acquisition Rights (hereinafter referred to as the "Terms and Conditions") set forth in the Exhibit 1 attached hereto and pursuant to the special resolution adopted at the 86th Ordinary General Meeting of Shareholders held on June 20, 2003 and the resolution adopted at the Meeting of the Board of Directors held on October 23, 2003:


Article 1    (Purpose)

        The primary purpose of allocating the Stock Acquisition Rights to the Qualified Person is to enhance the willingness to contribute towards the advancement of Sony Group's business performance and thereby advance such business performance by making the economic interest, which the Qualified Person will receive, correspond to the business performance of the Corporation.

Article 2 (Restrictions under Terms and Conditions of Stock Acquisition Rights and this Agreement)

        The Stock Acquisition Rights shall be subject to the Terms and Conditions and, further, exercise or disposition of the Stock Acquisition Rights shall be subject to certain conditions and restrictions provided for in this Agreement (including the exhibits).

Article 3    (Allocation of Stock Acquisition Rights)

        Pursuant to this Agreement, the Corporation allocates the following Stock Acquisition Rights to the Qualified Person in accordance with the following terms on the execution date of this Agreement (hereinafter referred to as the "Issue Date").

        (1)  Number of the Stock Acquisition Rights allocated to the Qualified
             Person:



        (2) Class and number of shares to be issued or transferred upon exercise of each Stock Acquisition Right:

             100 shares of common stock of the Corporation

        In case that the Corporation splits or consolidates shares of common stock of the Corporation, the number of shares to be issued or transferred upon exercise of each Stock Acquisition Rights (hereinafter referred to as the "Number of Granted Shares") shall be adjusted in accordance with the following formula:


            Number                 Number of                 Ratio of split or
            of Granted Shares   =  Granted Shares      x     consolidation
            after adjustment       before Adjustment



        Provided, however, that such adjustment shall be made only with respect to the Number of Granted Shares for which the Qualified Person has not exercised the Stock Acquisition Rights at the time of such adjustment. Any fraction less than one (1) share resulting from such adjustment shall be disregarded.

        (3)  Issue price of the Stock Acquisition Rights:

             No consideration shall be paid.

        (4) Amount to be paid in per share to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the "Exercise Price"):

             4,101 yen

        Provided, however, that the Exercise Price may be adjusted pursuant to the provision of the Terms and Conditions.

        (5)  Period during which the Stock Acquisition Rights may be exercised:

             As provided for in Exhibit 2 attached hereto


Article 4    (Corporation and its Shares)

        (1)  Trade name of the Corporation:

             SONY CORPORATION

        (2)  Classes of shares issued by the Corporation:

             Shares of Common Stock

                 Shares of Subsidiary Tracking Stock (details as set forth in Exhibit 3 attached hereto)

        (3)  Number of shares issued by the Corporation:

             Shares of Common Stock                3,500,000,000 shares

             Shares of Subsidiary Tracking Stock   100,000,000 shares

        (4)  Number of shares constituting one (1) unit of shares:   100 shares

Article 5    (Restrictions on and Conditions for Exercise of Stock Acquisition
              Rights and Prohibition of Disposition)

1. Notwithstanding Item (5) of Article 3 above, one-third of the aggregate number of the Stock Acquisition Rights allocated to the Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the "First Exercisable Portion") is exercisable as from and including the commencement date of the period provided for in Item (5) of Article 3 (hereinafter referred to as the "Commencement Date of Exercisable Period"), half of the number of the Stock Acquisition Rights after deduction of the First Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person (any fraction less than one (1) Stock Acquisition Right shall be disregarded) (hereinafter referred to as the "Second Exercisable Portion") is exercisable as from and including November 14, 2005 and the balance of the Stock Acquisition Rights after deduction of the First Exercisable Portion and the Second Exercisable Portion from the aggregate number of the Stock Acquisition Rights allocated to such Qualified Person is exercisable as from and including November 14, 2006.

2. In case that the Qualified Person forfeits either status as a director, corporate executive officer or employee of the Corporation or group companies of the Corporation (subsidiaries and affiliates of the Corporation as defined in the "Rules Concerning Terminology, Form and Method of Preparation of Financial Statements, etc. undFer the Japanese Securities and Exchange Law", hereinafter collectively referred to as the "Sony Group Companies") by falling under any of the following items, the exercise of the Stock Acquisition Rights shall be subject to the restrictions provided for in such following item; provided, however, that in no case any Stock Acquisition Rights may be exercised after the period provided for in Item (5) of Article 3.

         (1) In case that the Qualified Person is subject to punitive dismissal or resignation under instruction pursuant to the rules of employment of the Corporation or the Sony Group Companies or removed from office:

         The Qualified Person may not exercise the Stock Acquisition Rights on and after the day on which he/she forfeits the status as a director, corporate executive officer or employee of the Corporation or the Sony Group Companies (hereinafter referred to as the "Status Forfeit Date");

         (2) In case that the Qualified Person ceases to be a director, corporate executive officer or employee of the Corporation or the Sony Group Companies due to his/her own death:

         The heir of the Qualified Person may exercise the Stock Acquisition Rights which are exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the "Exercisable Stock Acquisition Rights") until and including the day on which one (1) year after the Status Forfeit Date elapses subject to the provision of Article 7, but may not exercise the Stock Acquisition Rights which are not exercisable pursuant to Paragraph 1 of this Article as of the Status Forfeit Date (hereinafter referred to as the "Unexercisable Stock Acquisition Rights") on and after the Status Forfeit Date; provided, however, that if the Corporation allows the heir of the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the heir of the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the day on which one (1) year after the Status Forfeit Date elapses subject to the provision of Article 7; and

         (3) In case that the Qualified Person forfeits the status as a director, corporate executive officer or employee of the Corporation or the Sony Group Companies due to any other events:

         The Qualified Person may exercise the Exercisable Stock Acquisition Rights until and including the day on which one (1) year after the Status Forfeit Date elapses, but may not exercise the Unexercisable Stock Acquisition Rights on and after the Status Forfeit Date; provided, however, that if the Corporation allows the Qualified Person to exercise the Unexercisable Stock Acquisition Rights, all of the Unexercisable Stock Acquisition Rights shall become exercisable on the Status Forfeit Date (or the Commencement Date of Exercisable Period, if the Status Forfeit Date falls on a day before the Commencement Date of Exercisable Period) and the Qualified Person may exercise the Unexercisable Stock Acquisition Rights until and including the day on which one (1) year after the Status Forfeit Date elapses.

3. The Qualified Person may not exercise the Stock Acquisition Rights in any of the following cases:

             (1) In case that the Qualified Person works for a competitor of the Corporation or of any of the Sony Group Companies as such competitor's officer, employee or consultant, and the Representative Corporate Executive Officer of the Corporation determines not to permit the exercise by such Qualified Person of the Stock Acquisition Rights allocated to such Qualified Person.

             (2) In case that the Qualified Person is regarded to have performed any act of disloyalty against the Corporation or any of the Sony Group Companies.

             (3) In case that the Qualified Person violates any provision of this Agreement.


4. The Qualified Person may not be authorized to transfer, pledge or otherwise dispose of all or part of the Stock Acquisition Rights.

Article 6    (Procedures for Exercising Stock Acquisition Rights)

        Procedures for exercising the Stock Acquisition Rights shall be provided for in the Terms and Conditions and Exhibit 2 attached hereto, and in addition, detailed matters concerning such procedures shall be provided for in the "Guide to the Sony Stock Option Program" separately provided by the Corporation and delivered to the Qualified Person by the Corporation no later than the Commencement Date of Exercisable Period.

Article 7    (Inheritance of Stock Acquisition Rights)

1. In case that the Qualified Person dies, the heir of such Qualified Person may, pursuant to this Article, other provisions of this Agreement and conditions to be provided separately by the Corporation, succeed to and exercise the outstanding Stock Acquisition Rights; provided, however, that the heir of such Qualified Person may not exercise the Stock Acquisition Rights if such Qualified Person has given a prior written notice to the Corporation in the form prescribed by the Corporation to the effect that such Qualified Person does not allow the heir to exercise the Stock Acquisition Rights. In case that the Qualified Person dies after he/she forfeits the status as a director, corporate executive officer or employee of the Corporation or the Sony Group Companies due to any events provided for in each Item of Article 5, Paragraph 2 (excluding Items (2)), the heir of such Qualified Person may exercise the Stock Acquisition Rights during the period from and including such Qualified Person's Status Forfeit Date to and including the day on which the exercisable period provided for in the said each Item elapses, to the extent that such Qualified Person may exercise as provided for in the said each Item; provided, however, that in no case any Stock Acquisition Rights may be exercised after the period provided for in Item (5) of Article 3.

2. In case that there are more than one heir of the Qualified Person, the heirs must designate one heir to succeed to the Stock Acquisition Rights (hereinafter referred to as the "Successor").

3. In case that the Successor dies, any heir of the Successor may not exercise the Stock Acquisition Rights.

4. Heirs of the Qualified Person must, in cooperation, file with or submit to the Corporation the following matters and documents immediately after the commencement of the inheritance:

         (1) Certified copy of family register, etc. (Those issued within three
(3) months or less are required);

         (2) Seal registration certificate of the heirs (Those issued within three (3) months or less are required);

         (3) Legacy division agreement or any other similar document necessary to certify the division of the legacy;

         (4) Document to verify the name and address of the Successor or in case that the Successor resides outside Japan, his/her contact address in Japan; and

         (5) Any other matters or documents designated by the Corporation.

5. In case that no agreement in respect of the division of the legacy is reached between or among the heirs of the Qualified Person, heirs of the Qualified Person shall forthwith designate their representative and notify the Corporation to such effect. In such case, the representative of the heirs shall file with or submit to the Corporation the matters and documents mentioned in the preceding Paragraph as soon as an agreement is reached.

6. Each provision, excluding this Article, of this Agreement shall be applicable to the Successor to the extent of their meaning.

Article 8    (Issue of Certificate for Stock Acquisition Rights)
        The Qualified Person shall not request the Corporation to issue certificates for the Stock Acquisition Rights.

Article 9    (Taxes and Expenses)
        The Qualified Person shall pay all taxes or other governmental charges, which may be imposed in connection with the exercise of the Stock Acquisition Rights, at such Qualified Person's own expense and responsibility. This shall apply to all costs and expenses that may arise in connection with the exercise of the Stock Acquisition Rights.

Article 10   (Compliance with Securities and Exchange Law, Etc.)

1. The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, comply with the Securities and Exchange Law of Japan, any other applicable laws and regulations including the matters agreed upon in
Article 11, and the Rules for Prevention of Insider Trading established by the Corporation.

2. The Qualified Person shall, in selling the shares of common stock of the Corporation, which such Qualified Person has acquired upon exercise of the Stock Acquisition Rights, confirm in advance with the Investor Relations Office of the Corporation (or any other department of the Corporation in charge of such matters at the time), whether or not such sale will contravene Articles 166 and/or 167 (provisions relating to insider trading) of the Securities and Exchange Law of Japan.

Article 11   (Restrictions under the U.S. Securities Act)

        The Qualified Person hereby understands and agrees to the following representations, and warrants and covenants for the benefit of the Corporation:


        (1) Absence of Registration in the United States of America

        Neither the Stock Acquisition Rights nor the shares of common stock of the Corporation issuable or transferable upon exercise of the Stock Acquisition Rights have been registered pursuant to the U.S. Securities Act of 1933 (hereinafter referred to as the "Securities Act"), nor shall such registration be made in the future; no such securities shall be offered or sold in the U.S.A. or to, or for, or for the benefit of U.S. persons except pursuant to an exemption from registration under the Securities Act.

        (2) Limitation on Sale of Shares of Common Stock of the Corporation

        The shares of common stock of the Corporation issued or transferred upon exercise of the Stock Acquisition Rights may not be offered, sold, encumbered or otherwise disposed (including those by depositing the same with any depositary), except (i) on the Tokyo Stock Exchange, Inc., where no sales commission other than ordinary brokerage commission is paid and neither the selling person nor any of his or her agent engages in a directed selling effort in the U.S.A.; (ii) in compliance with the exemption from registration under the Securities Act in accordance with Rule 144 (if applicable); (iii) in the case of mortgage, if such mortgage is given to a Japanese financial institution in Japan and such institution sells the shares of common stock of the Corporation which are subject to such mortgage outside the U.S.A.; or (iv) pursuant to any other applicable exemption from registration under the Securities Act with the consent of the Corporation.


Article 12   (Compliance with Foreign Laws and Regulations)

1. If it is necessary for the reason that the Qualified Person is deemed a resident of any country other than Japan or for any other reason so that, pursuant to any laws or regulations (including those of any country other than Japan) applicable to such Qualified Person, such Qualified Person or the Corporation shall be required to perform or comply with certain procedures for allocating, holding or exercising the Stock Acquisition Rights thereunder, such Qualified Person shall notify the Corporation in advance of the necessity to perform or comply with such procedures and the contents thereof, and perform or comply with such procedures that are required to be performed or complied with by such Qualified Person himself or herself, and request the Corporation to perform or comply with the procedures that are required to be performed or complied with by the Corporation (hereinafter referred to as the "Corporation's Procedures"). In case that the request shall be made by the Qualified Person for the Corporation to perform or comply with the Corporation's Procedures, the Corporation shall independently consider the necessity for the performance or compliance, and, if the Corporation shall come to the conclusion that it is necessary to do so, it shall perform or comply with the Corporation's Procedures.


2. The Qualified Person shall pay for all expenses, which may arise in connection with the procedures provided for in the immediately preceding paragraph, and shall keep the Corporation fully indemnified against all such costs, expenses and damages, which may arise or which the Corporation may incur in connection with such procedures.


Article 13 (Amendment to This Agreement and Treatment of Matters Not Provided for in This Agreement)

1. If it is found out that this Agreement is not in compliance with the Commercial Code, the Securities and Exchange Law, the Income Tax Law, the Corporation Tax Law or any other related laws or regulations of Japan, or if this Agreement becomes not in compliance therewith as a result of amendments thereto which become effective after the conclusion of this Agreement, the Corporation may, with notice to the Qualified Person, adequately establish, amend or eliminate the subject provisions.


2. With respect to matters not provided for in this Agreement or the "Guide to the Sony Stock Option Program", such matters shall be determined by consultation in good faith between the Corporation and the Qualified Person. In the event that the Qualified Person rejects such consultation, or in the event that such consultation fails to bring an agreement, such matters shall be decided by the Corporation.


Article 14   (Manner of Notice)

        Notices by the Corporation to the Qualified Person under the Terms and Conditions and this Agreement shall be made in any of the following manners:


        (1) delivering (including mailing) a written notice to the address of the Qualified Person set forth in the register of Stock Acquisition Rights;


        (2) sending documents to the Qualified Person at his/her department in the Corporation (including the Sony Group Companies) or sending electronic data to the e-mail address of the Qualified Person at the Corporation (including the Sony Group Companies); or


        (3) giving notice on the web site of the Corporation (including the Sony Group Companies).


Article 15   (Governing Law and Jurisdiction)

        This Agreement shall be governed by and construed in accordance with the laws of Japan. The Tokyo District Court shall have the exclusive jurisdiction for settling any and all disputes that arises under or in connection with this Agreement.


IN WITNESS WHEREOF, two (2) original of this Agreement have been prepared and executed by seal impressions or signatures by the Corporation and the Qualified Person, each party retaining one (1) original.

November 14, 2003


                                SONY CORPORATION
                                7-35, Kitashinagawa 6-chome, Shinagawa-ku, Tokyo


                                By:
                                    Nobuyuki Idei
                                    Representative Corporate Executive
                                    Officer, Chairman and Group CEO


                                QUALIFIED PERSON


                                By:
                                    Name:
                                    Address:

                              (English translation)



                                                                       Exhibit 1


                  TERMS AND CONDITIONS OF THE FOURTH SERIES OF
                            STOCK ACQUISITION RIGHTS
                 FOR SHARES OF COMMON STOCK OF SONY CORPORATION


        These terms and conditions of the stock acquisition rights shall apply to the Fourth Series of Stock Acquisition Rights for Shares of Common Stock (hereinafter referred to as the "Stock Acquisition Rights") of SONY Corporation (hereinafter referred to as the "Corporation") issued on November 14, 2003 by the Corporation in accordance with the special resolution adopted at the 86th Ordinary General Meeting of Shareholders held on June 20, 2003 and the resolution adopted at the Meeting of the Board of Directors held on October 23, 2003:


1. Aggregate Number of Stock     13,978 Acquisition Rights

2. Class and Number of Shares    100 shares of common stock of the Corporation
to be Issued or Transferred
upon Exercise of Each Stock
Acquisition Right

3. Adjustment of Number          (1) In the case that the  Corporation  splits
of Shares to be Issued or        or consolidates its shares of common stock, the
Transferred upon Exercise        number of shares to be issued or transferred
of Each Stock Acquisition        upon  exercise  of each Stock Acquisition Right
Right                            (hereinafter referred to as the ("Number of
                                 Granted Shares") shall be adjusted in
                                 accordance with the following formula:

                                 Number of       Number of          Ratio of
                                 Granted      =  Granted        x   split or
                                 Shares after    Shares before    consolidation
                                 adjustment      adjustment


                                (2) An adjustment to the Number of Granted
                                Shares under the immediately preceding item shall be made only with respect to the Number of Granted Shares for the Stock Acquisition Rights which have not been exercised at the time of the adjustment. Any fraction less than one (1) share resulting from the adjustment shall be disregarded.

                                (3) The effective date of the Number of Granted Shares after adjustment shall be the same day as the date provided for in item (2) of Condition 7 when the Exercise Price after adjustment becomes effective with regard to the adjustment of the Exercise Price pursuant to Condition 7 for the same reason as the adjustment of the Number of Granted Shares.

                                (4) When the Number of Granted Shares is adjusted, the Corporation shall give notice of necessary matters to each holder of the Stock Acquisition Rights registered in the register of Stock Acquisition Rights, no later than the day immediately preceding the effective date of the Number of Granted Shares after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

4. Issue Price of Stock         The Stock Acquisition Rights are issued without
Acquisition Rights              the payment to the Corporation of any
                                consideration.

5. Issue Date of Stock          November 14, 2003
Acquisition Rights

6. Exercise Price of Stock      The amount to be paid in per share to be issued
 Acquisition Rights             or transferred upon exercise of the Stock
                                Acquisition Rights (the "Exercise Price") is initially 4,101 yen.

7. Adjustment of Exercise       (1) In the case that the Corporation splits or
Price                           consolidates shares of common stock of the
                                Corporation after the issue date of the Stock
                                Acquisition Rights, the Exercise Price shall be adjusted in accordance with the following formula, and any fraction less than one (1) yen resulting from this adjustment shall be rounded up to the nearest one (1) yen:

                                Exercise        Exercise              1
                                Price after  =  Price before x -----------------
                                adjustment      adjustment     Ratio of split or
                                                                  consolidation



                                (2) In case that the Exercise Price is adjusted pursuant to the immediately preceding item, the effective date of the Exercise Price after adjustment shall be as set forth below:

                                The Exercise Price after adjustment shall become effective, in case of a stock split, on and after the day immediately following the allocation date, and in case of a stock consolidation, on and after the day immediately following the expiration date of the period provided for in paragraph 1 of Article 215 of the Commercial Code of Japan; provided, however, that in the case that the Corporation splits shares of common stock of the Corporation on condition that the agenda on transferring profits available for dividend to stated capital is approved by the Ordinary General Meeting of Shareholders of the Corporation and the allocation date for such stock split falls on any day prior to the conclusion date of such General Meeting of Shareholders, the Exercise Price after adjustment shall, on the date immediately after the conclusion date of such General Meeting of Shareholders, become effective retroactively from the date immediately after the allocation date.

                                In the case provided for in the proviso above, the number of shares of common stock of the Corporation calculated in accordance with the following formula shall be issued or transferred to holders of the Stock Acquisition Rights that exercise the Stock Acquisition Rights from the day immediately following the allocation date for the stock split to the conclusion date of the relevant General Meeting of Shareholders. (The number of shares to be issued or transferred upon such exercise of the Stock Acquisition Rights shall be hereinafter referred to as the "Number of Initial Shares before Approval"). In this case, any fraction less than one (1) share resulting from such adjustment shall be disregarded.



                                                                                                Number of
                                                                                                Initial Shares
                                Number of        Exercise Price     -    Exercise Price     x   before
                                shares to be  =  before adjustment       after adjustment       Approval
                                additionally     ----------------------------------------------------------------
                                issued or                      Exercise Price after adjustment
                                transferred

                                (3) In addition to the cases in item (1) of this Condition where the Exercise Price is required to be adjusted, the Exercise Price shall be adjusted in the manner deemed to be appropriate by the Corporation in the following cases.

                                      (i) When the Exercise Price is required to
                                          be adjusted in case of merger, capital
                                          reduction, or company split of the
                                          Corporation.

                                     (ii) In addition to item (i) above, when
                                          the Exercise Price is required to be
                                          adjusted for the reason of occurrence
                                          of events that shall cause or may
                                          cause a change to the total number of
                                          issued shares of common stock of the
                                          Corporation.

                                (4) When the Exercise Price is adjusted, the Corporation shall give notice of necessary matters to each holder of the Stock Acquisition Rights registered in the register of Stock Acquisition Rights, no later than the day immediately preceding the effective date of the Exercise Price after adjustment; provided, however, that if the Corporation is unable to give such notice no later than the day immediately preceding such effective date, the Corporation shall promptly give such notice on or after such effective date.

8. Period during which Stock    From and including November 14, 2004 to and
Acquisition Rights May be       including November 13, 2013. If the last day of
Exercised                       such period falls on a holiday of the
                                Corporation, the immediately preceding business day shall be the last day of such period.

9. Conditions for Exercise of   (1) Each Stock Acquisition Right may not be
Stock Acquisition Rights        exercised in part.


                                (2) If share exchange or share transfer by which the Corporation becomes a wholly-owned subsidiary of another company is approved at the meeting of shareholders of the Corporation, holders of the Stock Acquisition Rights may not exercise the Stock Acquisition Rights on and after the date of such share exchange or share transfer.

10. Restrictions under the      Neither the Stock Acquisition Rights nor the
U.S. Securities Act and Other   shares of common stock of the Corporation
Matters                         issuable or transferable upon exercise of the
                                Stock Acquisition Rights have been registered pursuant to the U.S. Securities Act of 1933
                                (hereinafter referred to as the "Securities
                                Act"), nor shall such registration be made in the future; no such securities shall be offered or sold in the U.S.A. or to, or for, or for the benefit of U.S. persons except pursuant to an exemption from registration under the Securities
                                Act. The shares of common stock of the
                                Corporation issued or transferred upon exercise of the Stock Acquisition Rights may not be offered, sold, encumbered or otherwise disposed
                                (including those by depositing the same with any depositary), except (i) on the Tokyo Stock
                                Exchange, Inc., where no sales commission other than ordinary brokerage commission is paid and neither the selling person nor any of his or her agent engages in a directed selling effort in the U.S.A.; (ii) in compliance with the exemption from registration under the Securities
                                Act in accordance with Rule 144 (if applicable);
                                (iii) in the case of mortgage, if such mortgage is given to a Japanese financial institution in Japan and such institution sells the shares of common stock of the Corporation which are subject to such mortgage outside the U.S.A.; or
                                (iv) pursuant to any other applicable exemption from registration under the Securities Act with the consent of the Corporation.

11. Cancellation of Stock       Not applicable.
Acquisition Rights

12. Restrictions on Transfer    The Stock Acquisition Rights are
of Stock Acquisition Rights     nontransferable, unless such transfer is
                                expressly approved by the Board of Directors of the Corporation.

13. Application for Exercise    (1) In case of exercise of the Stock Acquisition
of Stock Acquisition Rights     Rights, the holder of the Stock Acquisition
and Manner of Payment           Rights shall fill in necessary matters on the
                                "Application Form for Exercise of the Stock
                                Acquisition Rights" in the form designated by the Corporation, and shall submit such application form (including application for exercise of the Stock Acquisition Rights in an electromagnetic manner) to the place where applications for exercise of the Stock
                                Acquisition Rights are made as provided for in Condition 14, after affixing his or her name and seal or signature (including electronic signature) thereon. If certificates for the Stock Acquisition Rights to be exercised are issued, the certificates shall be submitted together with the "Application Form for Exercise of the Stock Acquisition Rights". The
                                "Application Form for Exercise of the Stock
                                Acquisition Rights" shall be accepted at the place where applications for exercise of the Stock Acquisition Rights are made only on a business day of such place.


                                (2) The entire amount of the Exercise Price of shares of common stock of the Corporation to be issued or transferred upon exercise of the Stock Acquisition Rights (hereinafter referred to as the "Amount of Payment") shall be paid in cash to an account designated by the Corporation (hereinafter referred to as the "Designated Account") at the payment handling place provided for in Condition 15 by the date and time designated by the Corporation.

                                (3) Any holder of the Stock Acquisition Rights who has submitted the documents required for exercise of the Stock Acquisition Rights to the place where applications for exercise of the Stock Acquisition Rights are made, may not cancel such exercise thereafter.

14. Place Where Applications    Corporate Human Resources (or any division in
for Exercise of Stock           charge of the relevant service from time to
Acquisition Rights are Made     time) of Sony Corporation.

15. Payment Handling Place on   The head office of Sumitomo Mitsui Banking
Exercise of Stock Acquisition   Corporation (or any successor bank of such bank
Rights                          from time to time and/or any successor office of
                                such office).


16.  Effective Date and Time    (1) Exercise of the Stock Acquisition Rights
of Exercise of Stock            shall come into effect when the "Application
Acquisition Rights              Form for Exercise of the Stock Acquisition
                                Rights" referred to in item (1) of Condition 13 and the certificates for the Stock Acquisition
                                Rights to be exercised (if issued), that is accepted at the place where applications for exercise of the Stock Acquisition Rights are made, are delivered to the payment handling place and the Amount of Payment is duly paid to the Designated Account.

                                (2) The Corporation shall deliver the share certificates without delay after the procedure for exercise of the Stock Acquisition Rights is completed; provided, however, that the Corporation shall not deliver share certificates for shares constituting less than one (1) full unit of shares.

17. Calculation of Dividend     With respect to the initial payment of dividends
on Shares in Case that Stock    and cash distribution as provided in Article
Acquisition Rights are          293-5 of the Commercial Code of Japan (interim
Exercised during Accounting     dividends) on shares of common stock of the
Period                          Corporation issued or transferred upon exercise
                                of the Stock Acquisition Rights, such shares shall be deemed to have been issued or transferred, in case that the Stock Acquisition
                                Rights are exercised during the period from April 1 to September 30 every year, on April 1 of the relevant year, and in case that the Stock
                                Acquisition Rights are exercised during the period from October 1 to March 31 of the following year, on October 1 of the relevant year.



18. Portion of Issue Price of   The portion of the issue price of shares which
Shares which Will not be        will not be accounted for as stated capital
Accounted for as Stated         shall be the amount obtained by reducing the
Capital in Case Shares are      amount which will be accounted for as stated
Issued upon Exercise of Stock   capital from the Exercise Price (if the Exercise
Acquisition Rights              Price is adjusted under Condition 7, the
                                Exercise Price after adjustment). The amount to be accounted for as stated capital shall be the amount obtained by multiplying the Exercise
                                Price (if the Exercise Price is adjusted, the Exercise Price after adjustment) by 0.5, and any fraction less than one (1) yen resulting from such calculation shall be rounded up to the nearest yen.

19. Issue of Certificates for   Certificates for Stock Acquisition Rights shall
Stock Acquisition Rights        be issued only when a holder of the Stock
                                Acquisition Rights requests the Corporation to issue such certificates of Stock Acquisition
                                Rights.

20. Loss or Other Cases of      (1) In case that any holder of the Stock
Certificates for Stock          Acquisition Rights that has lost the certificate
Acquisition Rights              for Stock Acquisition Rights notifies the
                                Corporation its certificate number and the reason for loss and other matters and requests the issue and delivery of a replacement certificate for Stock Acquisition Rights together with a certified copy of the judgment of nullification of the subject lost certificate, the Corporation may issue and deliver a replacement certificate for Stock
                                Acquisition Rights.

                                (2) In case of destruction or defacement of the certificate for Stock Acquisition Rights, the holder of such destroyed or defaced certificate for Stock Acquisition Rights shall request the issue and delivery of a replacement certificate for Stock Acquisition Rights by submitting such destroyed or defaced certificate. In such case, the Corporation shall issue and deliver a replacement certificate for Stock Acquisition Rights in exchange for such destroyed or defaced certificate for Stock Acquisition Rights; provided, however, that the provision above for loss of the certificate for Stock Acquisition Rights shall apply mutatis mutandis when it is difficult to determine whether such destroyed or defaced certificate for Stock Acquisition Rights is genuine or not.

21. Expenses of Delivery of     In case of issue and delivery of a replacement
Replacement Certificates for    certificate for Stock Acquisition Rights, the
Share Acquisition Certificates  Corporation shall collect the actual expenses required therefor from the person who so requested.

22. Handling of Matters         In case that the Corporation abolishes the unit
Relating to Abolition of the    share system after the issue date of the Stock
Unit Share System               Acquisition Rights, the Corporation may take
                                necessary measures for handling the related matters thereto in the manner deemed as appropriate by the Corporation in accordance with the provisions of the Commercial Code of Japan and in consistent to these terms and conditions.

                              (English translation)



                                                      Exhibit 2 (Tax Ineligible)


        Set forth below are the provisions concerning the conditions and restrictions of exercise or disposition of the Stock Acquisition Rights provided for in Article 2 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation for the fiscal year 2003 (hereinafter referred to as the "Agreement") and the period during which the Stock Acquisition Rights may be exercised, which is provided for in Item 5 of Article 3 of the Agreement. Unless otherwise provided for, the terms used in this Exhibit 2 shall have the same meaning as used in the Agreement.

1. (Period during which the Stock Acquisition Rights may be exercised)

The Qualified Person may exercise the Stock Acquisition Rights during the period from and including November 14, 2004 to and including November 13, 2013 (if the last day of such period falls on a holiday of the Corporation, the immediately preceding business day shall be the last day of such period, subject to the restriction of exercise provided for in Paragraph 1 of Article 5 of the Agreement.).

2. (Method of delivery of share certificates)

The shares that the Qualified Person acquires upon exercise of the Stock Acquisition Rights shall be delivered through the account which the Qualified Person opens in his/her name at a sales office or a business office of a securities company, etc. for custody of the shares with respect to the stock option pursuant to the arrangements for delegation of custody of the shares entered into between the Corporation and such securities company, etc. Information on such securities company, etc. is described in the "Guide to the Sony Stock Option Program" provided for in Article 6 of the Agreement.

                              (English translation)

                                                                       Exhibit 3

Details of the shares of Subsidiary Tracking Stock provided for in Item 2 of
Article 4 of the Agreement Concerning Allocation of the Stock Acquisition Rights of Sony Corporation (hereinafter referred to as the "Corporation") for the Fiscal Year 2003 shall be as follows:

(1) In the event that the Board of Directors of Sony Communication Network Corporation (hereinafter referred to as "SCN") resolves to submit to its ordinary general meeting of shareholders a proposed appropriation of retained earnings including the payment of dividends for the accounting period of SCN ending on or immediately prior to the last day of an accounting period of the Corporation (or, in a case where SCN is a corporation having committees as provided for in the Law for Special Exceptions to the Commercial Code concerning Audit, etc. of Kabushiki-Kaisha (hereinafter referred to as the "Audit Special Exceptions Law"), in the event that SCN's Board of Directors approves such proposed appropriation of retained earnings), the Corporation, for such accounting period of the Corporation, shall pay to the holders and/or the registered pledgees of the shares of Subsidiary Tracking Stock (hereinafter referred to as the "Shares of Subsidiary Tracking Stock") whose names appear on the register of shareholders as of the close of the last day of each accounting period, the smaller amount of the following (i) or (ii) as dividends per share of Subsidiary Tracking Stock (hereinafter referred to as the "Dividends for Subsidiary Tracking Stock") with priority to the payment of dividends to the holders and/or the registered pledgees of shares of Common Stock of the Corporation whose names appear on the register of shareholders as of the close of the last day of each accounting period:


          (i) The amount obtained by multiplying the amount of dividends per share of Common Stock of SCN (hereinafter referred to as the "Shares of Common Stock of SCN") under the relevant proposed appropriation of retained earnings by the Standard Ratio (initially 0.01, which Ratio shall be subject to adjustment pursuant to (13) below) as of the end of the relevant accounting period; provided, however, that if the amount of the Interim Dividends for Subsidiary Tracking Stock (as defined below) paid for the relevant accounting period is less than the amount provided for in the principal provision of (2) below, the amount of such shortfall shall be added thereto.

          (ii) The amount obtained by multiplying one hundred thousand yen (100,000 yen) by the Standard Ratio mentioned above; provided, however, that if the Interim Dividends for Subsidiary Tracking Stock are paid for the relevant accounting period, the amount of such payment shall be deducted therefrom (hereinafter referred to as the "Maximum Dividend Amount of Subsidiary Tracking Stock").

(2) In the event that SCN's Board of Directors resolves to pay interim dividends with respect to the most recent record date for payment of SCN's interim dividends on or before September 30 every year (hereinafter referred to as the "Record Date for Interim Dividends"), the Corporation shall pay to the holders and/or the registered pledgees of the Shares of Subsidiary Tracking Stock, whose names appear on the register of shareholders as of the close of such Record Date for Interim Dividends, a cash distribution (referred to as the "Interim Dividends for Subsidiary Tracking Stock") per share of Subsidiary Tracking Stock in an amount obtained by multiplying the amount of the interim dividends per share of the Common Stock of SCN resolved by SCN's Board of Directors by the Standard Ratio as of such Record Date for Interim Dividends, with priority to the holders and/or the registered pledgees of Common Stock of the Corporation whose names appear on the register of shareholders as of the close of such Record Date for Interim Dividends; provided, however, that the amount of such Interim Dividends for Subsidiary Tracking Stock to be paid shall not exceed the amount obtained by multiplying one hundred thousand yen (100,000 yen) by the Standard Ratio as of the relevant Record Date for Interim Dividends.

(3) Although the Dividends for Subsidiary Tracking Stock are not paid for a certain accounting period because SCN's Board of Directors has not resolved to submit a proposed appropriation of retained earnings including the payment of dividends to its ordinary general meeting of shareholders (or, in a case where SCN is a corporation having committees as provided for in the Audit Special Exceptions Law, because SCN's Board of Directors has not approved such proposed appropriation of retained earnings), the Corporation may pay dividends to the holders and/or the registered pledgees of the Common Stock of the Corporation.

(4) If the amount of the Dividends for Subsidiary Tracking Stock paid with respect to a certain accounting period is less than the amount determined pursuant to (i) of (1) above, such shortfall shall be cumulated as dividends for subsequent periods (hereinafter referred to as the "Cumulative Unpaid Dividends") and the Corporation shall pay to the holders and/or the registered pledgees of Subsidiary Tracking Stock the Cumulative Unpaid Dividends subject to the Maximum Dividend Amount of Subsidiary Tracking Stock as its maximum amount, with priority to the payment of the Dividends for Subsidiary Tracking Stock and dividends to the holders and/or the registered pledgees of Common Stock for each subsequent accounting period. Any unpaid amount of the Cumulative Unpaid Dividends shall be cumulated as the Cumulative Unpaid Dividends for subsequent periods. In case of the new issuance of the Shares of Subsidiary Tracking Stock, the amount equivalent to the Cumulative Unpaid Dividends shall be regarded as the Cumulative Unpaid Dividends to such newly issued Shares of Subsidiary Tracking Stock. If any Cumulative Unpaid Dividends are paid for a certain accounting period, the Dividends for Subsidiary Tracking Stock shall be determined subject to the amount obtained by deducting such paid Cumulative Unpaid Dividends from the Maximum Dividend Amount of Subsidiary Tracking Stock as the Maximum Dividend Amount of Subsidiary Tracking Stock as provided for in
(ii) of (1) above.

(5) No additional dividends other than the Dividends for Subsidiary Tracking Stock shall be paid with respect to the Shares of Subsidiary Tracking Stock.

(6) In distributing the residual assets, as long as they include the Shares of Common Stock of SCN, the Corporation shall distribute to the holders and/or the registered pledgees of Subsidiary Tracking Stock, per share of the Subsidiary Tracking Stock, the number of Shares of Common Stock of SCN obtained by multiplying one (1) by the Standard Ratio as of the distribution date of the residual assets, or the amount obtained by way of disposition of such Shares of Common Stock of SCN (the costs required for the disposition shall be deducted therefrom), with priority to the distribution of any residual assets to the holders and/or the registered pledgees of Common Stock of the Corporation. No additional distribution of residual assets other than those prescribed above shall be made with respect to the Shares of Subsidiary Tracking Stock.

(7) The Corporation may, at any time, purchase the Shares of Subsidiary Tracking Stock and retire them at the purchase price of such shares with the profit distributable as dividends to shareholders.

(8) The Corporation may compulsorily retire all the Shares of Subsidiary Tracking Stock on any date following the third anniversary of June 20, 2001 and determined by the Board of Directors of the Corporation or the Corporate Executive Officer to whom the determination has been delegated by a resolution of the Board of Directors of the Corporation by paying per share of the Subsidiary Tracking Stock, the amount equivalent to the Standard Market Price (as defined below) of the Shares of Subsidiary Tracking Stock to the holders and/or the registered pledgees of the Subsidiary Tracking Stock, with its profit distributable as dividends to shareholders or in accordance with provisions concerning capital reduction.


(9) The Corporation may compulsorily convert, on any date following the third anniversary of June 20, 2001 and determined by the Board of Directors of the Corporation or the Corporate Executive Officer to whom the determination has been delegated by a resolution of the Board of Directors of the Corporation, each Share of Subsidiary Tracking Stock into the shares of Common Stock of the Corporation in the number obtained by dividing the number obtained by multiplying the Standard Market Price (as defined below) of the Shares of Subsidiary Tracking Stock by 1.1 by the Standard Market Price (as defined below) of the shares of Common Stock of the Corporation; provided, however, that such conversion shall be implemented only in cases where the Common Stock of the Corporation is listed on or registered at the stock exchange or over-the-counter market as prescribed in the Articles of Incorporation of the Corporation (hereinafter referred to as the "Stock Exchange").

(10) The "Standard Market Price" shall mean the average of the closing prices of the relevant shares on the Stock Exchange determined in the method prescribed in the Articles of Incorporation.

(11) The Corporation shall, without delay, compulsorily retire all the Shares of Subsidiary Tracking Stock or compulsorily convert them into the shares of Common Stock of the Corporation pursuant to (8) and (9) above if any of the following events occur; provided, however, that such compulsory retirement or compulsory conversion shall be made without delay on any day after the occurrence of any of the following events and determined by the Board of Directors of the Corporation to resolve such compulsory retirement or compulsory conversion or the Corporate Executive Officer to whom the determination has been delegated by a resolution of the Board of Directors of the Corporation notwithstanding (8) and (9) above:

              (i) SCN disposes of, by way of transfer or otherwise, those assets with value not less than eighty percent (80%) of the consolidated total assets on SCN's consolidated balance sheet (or the total assets on SCN's balance sheet if SCN does not prepare a consolidated balance sheet) for the most recent accounting period or those businesses where the consolidated net sales on SCN's consolidated income statement (or the net sales on SCN's income statement if SCN does not prepare a consolidated income statement) for the most recent accounting period is anticipated to decrease not less than eighty percent (80%); provided, however, that the disposition of such assets or businesses to a company whose issued shares are all, directly or indirectly, owned by SCN are excluded;

              (ii) SCN ceases to be a subsidiary of the Corporation;

              (iii) a situation continues for at least three (3) months where the total number of the Shares of Common Stock of SCN directly owned by the Corporation are less than the number obtained by multiplying the total number of the Shares of Subsidiary Tracking Stock by the Standard Ratio;

              (iv) SCN makes a resolution to dissolve;

              (v) SCN files a petition in bankruptcy or other similar procedure, or a declaration of bankruptcy or other similar court decision is made with respect to SCN; or

              (vi) an event that falls within the requirements for the delisting or the cancellation of registration of the Shares of Subsidiary Tracking Stock occurs at all the Stock Exchanges where the Shares of Subsidiary Tracking Stock are listed or registered.


(12) The Corporation shall, without delay, compulsorily retire all the Shares of Subsidiary Tracking Stock or compulsorily convert them into the Shares of Common Stock of the Corporation pursuant to (8) and (9) above if the listing or registration of the shares of Common Stock of SCN on a Stock Exchange is approved; provided, however, that such compulsory retirement or compulsory conversion shall be made on the day immediately preceding the day of such listing or registration or on any prior day determined by the Board of Directors of the Corporation or the Corporate Executive Officer to whom the determination has been delegated by a resolution of the Board of Directors of the Corporation notwithstanding (8) and (9) above. The Corporation may compulsorily retire all the Shares of the Subsidiary Tracking Stock on the day of such listing or registration or on any prior day determined by the Board of Directors of the Corporation or the Corporate Executive Officer to whom the determination has been delegated by a resolution of the Board of Directors of the Corporation by delivering per share of the Subsidiary Tracking Stock, the Shares of Common Stock of SCN in the number obtained by multiplying one (1) by the Standard Ratio as of such day or determined day, with its profit distributable as dividends to the shareholders or in accordance with the provisions concerning capital reduction.

(13) The Standard Ratio shall be adjusted in accordance with the method prescribed in the Articles of Incorporation of the Corporation in cases where the Shares of the Subsidiary Tracking Stock are to be issued at a price less than the market price, the Shares of the Common Stock of SCN are to be issued at a price less than the market price, or otherwise prescribed in the Articles of Incorporation.

(14) The Corporation may consolidate or split the shares of Common Stock of the Corporation and/or the Shares of Subsidiary Tracking Stock. The Corporation may grant the shareholders of Common Stock the right to subscribe for shares of Common Stock and/or the shareholders of Subsidiary Tracking Stock the right to subscribe for Shares of Subsidiary Tracking Stock. The Corporation may make stock splits with respect to the shares of Common Stock and the Shares of Subsidiary Tracking Stock at the same time in different split ratios. In addition, the Corporation may grant the shareholders of Common Stock the right to subscribe for shares of Common Stock and the shareholders of Subsidiary Tracking Stock the right to subscribe for Shares of Subsidiary Tracking Stock at the same time on different terms.

(15) Details with respect to the Shares of Subsidiary Tracking Stock shall be subject to the details prescribed in the Articles of Incorporation of the Corporation.